SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
          OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(b)(2) __


             FIRST FIDELITY BANK, NATIONAL ASSOCIATION
(formerly First Fidelity Bank, National Association, Pennsylvania)
       (Exact Name of Trustee as Specified in its Charter)

                           22-1147033
              (I.R.S. Employer Identification No.)


              175 WEST BROADWAY, SALEM, NEW JERSEY
            (Address of Principal Executive Offices)

                              08079
                           (Zip Code)

            FIRST FIDELITY BANK, NATIONAL ASSOCIATION
                     123 SOUTH BROAD STREET
                     PHILADELPHIA, PA  19109
           ATTENTION:  CORPORATE TRUST ADMINISTRATION
                         (215) 985-6000
    (Name, address and telephone number of Agent for Service)

                       PECO ENERGY COMPANY
       (Exact Name of Obligor as Specified in its Charter)

                          PENNSYLVANIA
 (State or other jurisdiction of Incorporation or Organization)

                           23-0970240
              (I.R.S. Employer Identification No.)

                          P.O. BOX 8699
               2301 MARKET STREET, PHILADELPHIA, PA
             (Address of Principal Executive Offices)

                              19101
                           (Zip Code)

  $250,000,000 COLLATERALIZED MEDIUM TERM NOTES, SERIES B % DUE
     Application relates to all securities registered pursuant
         to the delayed offering registration statement.
                 (Title of Indenture Securities)

1.   GENERAL INFORMATION.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervisory authority to which it is subject:

          Comptroller of the Currency
          United States Department of the Treasury
          Washington, D.C.  20219

          Federal Reserve Bank (3rd District)
          Philadelphia, Pennsylvania  19106

          Federal Deposit Insurance Corporation
          Washington, D.C.  20429

     (b) Whether it is authorized to exercise corporate trust powers.

          Yes.


2.   AFFILIATIONS WITH OBLIGOR.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.


3.   VOTING SECURITIES OF THE TRUSTEE.

     Furnish the following information as to each class of voting securities of the trustee:

     Not applicable - see answer to Item 13.


4.   TRUSTEESHIPS UNDER OTHER INDENTURES.

     If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

     Not applicable - see answer to Item 13.

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5.   INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE
     OBLIGOR OR UNDERWRITERS.

     If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

     Not applicable - see answer to Item 13.


6.   VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS
     OFFICIALS.

     Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

     Not applicable - see answer to Item 13.


7.   VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR
     THEIR OFFICIALS.

     Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

     Not applicable - see answer to Item 13.


8.   SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

     Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

     Not applicable - see answer to Item 13.


9.   SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

     If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

     Not applicable - see answer to Item 13.


10.  OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF
     CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

     If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting stock of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

     Not applicable - see answer to Item 13.


11.  OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A
     PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF
     THE OBLIGOR.

     If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

     Not applicable - see answer to Item 13.


12.  INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

     Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

     Not applicable - see answer to Item 13.


13.  DEFAULTS BY THE OBLIGOR.

     (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

     None.

     (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

     None.


14.  AFFILIATIONS WITH THE UNDERWRITERS.

     If any underwriter is an affiliate of the trustee, describe each such affiliation.

     Not applicable - see answer to Item 13.


15.  FOREIGN TRUSTEE.

     Identify the order or rule pursuant to which the trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

     Not applicable - trustee is a national banking association organized under the laws of the United States.


16.  LIST OF EXHIBITS.

     List below all exhibits filed as part of this statement of eligibility.

___  1.   Copy of Articles of Association of the trustee as now in
          effect.*

___  2.   Copy of the Certificate of the Comptroller of the
          Currency dated January 11, 1994, evidencing the authority of the trustee to transact business.*

___  3.   Copy of the authorization of the trustee to exercise
          fiduciary powers.*

___  4.   Copy of existing by-laws of the trustee.*

___  5.   Copy of each indenture referred to in Item 4, if the
          obligor is in default, not applicable.

_X_  6.   Consent of the trustee required by Section 321(b) of the
          Act.

_X_  7.    Copy of report of condition of the trustee at the close
          of business on March 31, 1994, published pursuant to the requirements of its supervising authority.

___  8.   Copy of any order pursuant to which the foreign trustee
          is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.
          - Not applicable.

___  9.   Consent to service of process required of foreign
          trustees pursuant to Rule 10a-4 under the Act.
          - Not applicable.
_____________________
           *Previously filed with the Securities and Exchange Commission on February 11, 1994 as an exhibit to Form T-1 in connection with Registration Statement No. 22-73340 and incorporated herein by reference.




                              NOTE

     The trustee disclaims responsibility for the accuracy or completeness of information contained in this Statement of Eligibility and Qualification not known to the trustee and not obtainable by it through reasonable investigation and as to which information it has obtained from the obligor and has had to rely or will obtain from the principal underwriters and will have to rely.

                            SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, First Fidelity Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility and Qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Philadelphia and Commonwealth of Pennsylvania, on the 29th day of July, 1994.



                    FIRST FIDELITY BANK, NATIONAL ASSOCIATION



                         By:/s/George J. Rayzis
                            ------------------------------
                            George J. Rayzis
                            Vice President

                                                                  EXHIBIT 6



                     CONSENT OF TRUSTEE



     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of PECO Energy Company Collaterialized Medium Term Notes, Series B, First Fidelity Bank, National Association hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.





               FIRST FIDELITY BANK, NATIONAL ASSOCIATION


                    By:/s/George J. Rayzis
                       -------------------------------
                       George J. Rayzis
                       Vice President





Philadelphia, Pennsylvania

July 29, 1994

                               EXHIBIT T-7

                           REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the First Fidelity Bank, National Association of Salem in the state of New Jersey, at the close of business on March 31, 1994, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section
161.  Charter Number 33869 Comptroller of the Currency Northeastern
District.

STATEMENT OF RESOURCES AND LIABILITIES

                                  ASSETS
                                                            Thousand of Dollars
                                                            -------------------
Cash and balance due from depository institutions:
  Noninterest-bearing balances and currency and coin.........     1,857,291
  Interest-bearing balances..................................       611,096
Securities...................................................     /////////
  Hold-to-maturity securities................................     3,619,115
  Available-for-sale securities..............................     2,501,401
Federal funds sold and securities purchased under agreements     //////////
     to resell in domestic offices of the bank and of it         //////////
     Edge and Agreement subsidiaries, and in IBFs:               //////////
     Federal funds sold.....................................        191,180
     Securities purchased under agreements to resell........        367,414
Loans and lease financing receivables:
     Loan and leases, net of unearned income......18,393,675
     LESS: Allowance for loan and lease losses.......526,109
     LESS: Allocated transfer risk reserve.................0
     Loans and leases, net of unearned income, allowance, and
     reserve.................................................    17,867,566
Assets held in trading accounts...............................      183,757
Premises and fixed assets (including capitalized leases)......      342,058
Other real estate owned.......................................      135,644
Investment in unconsolidated subsidiaries and associated         //////////
companies.....................................................        6,778
Customer's liability to this bank on acceptances outstanding...     188,605
Intangible assets.............................................      234,601
Other assets..................................................      472,266
Total assets..................................................   28,578,772

                                LIABILITIES

Deposits:
     In domestic offices.....................................    23,577,518
       Noninterest-bearing..........................5,083,582
       Interest-bearing............................18,493,936
     In foreign offices, Edge and Agreement subsidiaries,
     and IBFs................................................       269,371
       Noninterest-bearing.............................13,796
       Interest-bearing...............................255,573
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its
     Edge and Agreement subsidiaries, and IBFs
     Federal fund purchased..................................       375,427
     Securities sold under agreements to repurchase..........     1,077,572
Demand notes issued to the U.S. Treasury......................            0
Trading liabilities...........................................            0
Other borrowed money:.........................................    /////////
     With original maturity of one year or less..............         5,424
     With original maturity of more than one year............           846
Mortgage indebtedness and obligations under capitalized leases        7,123
Bank's liability on acceptances executed and outstanding.....       191,659
Subordinated notes and debentures............................       175,000
Other liabilities............................................       418,775
Total liabilities............................................    26,098,715
Limited-life preferred stock and related surplus.............             0

                              EQUITY CAPITAL

Perpetual preferred stock and related surplus.................            0
Common Stock..................................................      430,000
Surplus.......................................................      918,675
Undivided profits and capital reserves........................    1,135,806
Net unrealized holding gains (losses) on available-for-sale       /////////
 securities...................................................       (4,424)
Cumulative foreign currency translation adjustments...........            0
Total equity capital..........................................    2,480,037
Total liabilities, limited-life preferred stock and equity....   //////////
  capital.....................................................   28,578,772